Exhibit 99.1 Blackstone Secured Lending Fund Reports Third Quarter 2024 Results NEW YORK — November 12, 2024 — Blackstone Secured Lending Fund (NYSE: BXSL or the “Company”) today reported its third quarter 2024 results. Brad Marshall and Jonathan Bock, Co-Chief Executive Officers of Blackstone Secured Lending Fund, said, “BXSL reported its highest net investment income on a dollar basis and record net asset value per share, along with another active quarter of both commitments and fundings. Credit performance remained strong with minimal non-accruals, underpinned by a 98.7% first lien senior secured debt portfolio with a low loan-to-value ratio of 46.5%. BXSL also received a full-notch credit rating upgrade from Moody’s to Baa2, one of only two publicly traded BDCswith that distinction. BXSL is well positioned in this dynamic market, and we are highly confident in our ability to deploy capital and deliver shareholder value.” Blackstone Secured Lending Fund issued a full detailed presentation of its third quarter 2024 results, which can be viewed at www.bxsl.com. Dividend Declaration The Company's Board of Trustees has declared a fourth quarter 2024 dividend of $0.77 per share to shareholders of record as of December 31, 2024, payable on or about January 24, 2025. Quarterly Investor Call Details Blackstone Secured Lending Fund will host its conference call today at 9:30 a.m. ET to discuss results. To register for the webcast, please use the following link: https://event.webcasts.com/starthere.jsp?ei=1693405&tp_key=86d4073448 Blackstone Secured Lending Fund 345 Park Avenue New York, NY 10154 1 T 212 583 5000

For those unable to listen to the live broadcast, there will be a webcast replay on the Shareholders section of BXSL’s website at https://ir.bxsl.com. About Blackstone Secured Lending Fund Blackstone Secured Lending Fund (NYSE: BXSL) is a specialty finance company that invests primarily in the debt of private U.S. companies. As of September 30, 2024, BXSL’s fair value of investments was approximately $12.0 billion. BXSL has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. BXSL is externally managed by Blackstone Credit BDC Advisors LLC, an SEC- registered investment adviser that is an affiliate of Blackstone Inc. Blackstone Inc., together with its subsidiaries, is the world’s largest alternative investment firm with over $1.1 trillion of assets under management as of September 30, 2024. Forward-Looking Statements and Other Matters Certain information contained in this communication constitutes “forward-looking statements.” These forward-looking statements can be identified by the use of forward-looking terminology, such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “can,” “could,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction,” “identified” or the negative versions of these words or other comparable words thereof. These may include BXSL’s financial estimates and their underlying assumptions, statements about plans, statements regarding pending transactions, objectives and expectations with respect to future operations, statements regarding future performance, statements regarding economic and market trends and statements regarding identified but not yet closed investments. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. BXSL believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its prospectus and annual report for the most recent fiscal year, and any such updated factors included in its periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or BXSL’s prospectus and other filings). Except as otherwise required by federal securities laws, BXSL undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. Contacts Investors Media Stacy Wang, Head of Stakeholder Relations Thomas Clements Blackstoneshareholderrelations@blackstone.com Thomas.Clements@blackstone.com 2 +1 888-756-8443 +1 646-482-6088

Blackstone Secured Lending Fund Third Quarter 2024 Results NOVEMBER 12, 2024 This presentation should be read in conjunction with BXSL’s latest quarterly report filed on Form 10-Q for the period ended September 30, 2024. Numbers are approximate and may not add up due to rounding.

HIGHLIGHTS § BXSL is designed with the aim to provide powerful earnings while mitigating risk across different market environments with a (1) 98.8% floating rate debt portfolio focused on senior secured debt investments § Portfolio is well positioned with healthy underlying credit fundamentals and only 0.2% of investments on non-accrual (at cost) § BXSL was upgraded to Baa2/stable from Moody’s in September 2024 Earnings Highlights Strong Dividend Capital Protection BXSL’s asset-liability structure is efficient Consistent regular dividend supported by robust Senior secured positions further insulated earnings power by strong sponsor relationships 13.4% 98.7% 11.3% (2) (1) (3) 3Q’24 annualized NII return First lien, senior secured debt 3Q’24 dividend yield based on NAV $0.91 $0.77 46.5% (5)(6) 3Q’24 NII per share 3Q’24 dividend declared Average loan-to-value Consistent, disciplined focus on low-leverage loans to strong sponsors +3% 118% 0.2% (4) (7) 3Q’24 dividend coverage Year-over-year NAV per share growth Non-accrual debt investments Note: All figures in this presentation are as of September 30, 2024, unless otherwise stated. Opinions expressed reflect the current opinions of BXSL as of the date appearing in the materials only and are based on BXSL’s opinions of the current market environment, which is subject to change. BXSL’s manager is a subsidiary of Blackstone Inc. (1) Based on the fair market value of the portfolio as of September 30, 2024. Debt investments, excluding non-accrual debt investments, are 99.8% floating rate and debt investments represent 99.1% of total investments based on the fair market value of the portfolio as of September 30, 2024. (2) Annualized net investment income (“NII”) return is calculated as the 3Q’24 annualized net investment income per share divided by net asset value (“NAV”) per share at the beginning of the period. (3) 3Q’24 Dividend yield is calculated as the 3Q’24 dividend ($0.77) annualized and divided by the ending NAV per share on September 30, 2024 ($27.27). (4) 3Q’24 Dividend coverage is calculated as 3Q’24 net investment income per share ($0.91) divided by 3Q’24 regular dividend per share ($0.77). (5) Average loan-to-value represents the net ratio of loan-to-value for each portfolio company, weighted based on the fair value of total applicable private debt investments. Loan-to-value is calculated as the current total net debt through each respective loan tranche divided by the estimated enterprise value of the portfolio company as of the most recently available information. (6) Includes all private debt investments for which fair value is determined by the Board of Trustees in conjunction with a third-party valuation firm and excludes quoted assets. Amounts are weighted on fair market value of each 4 respective investment. Amounts were derived from the most recently available portfolio company financial statements, have not been independently verified by BXSL, and may reflect a normalized or adjusted amount. Accordingly, BXSL makes no representation or warranty in respect of this information. Private debt investments represent approximately 98% of the total debt portfolio based on fair value. (7) Based on non-accrual debt investments as a percentage of amortized cost of total investments. Based on the fair market value, investments on non-accrual represent 0.1% of total investments.

THIRD QUARTER RESULTS

Earnings Summary

- Net investment income of $186 million, or $0.91 per share in the quarter, compared to $0.89 per share in the prior quarter and $0.95 per share in 3Q 2023
- Net income of $152 million, or $0.75 per share in the quarter, compared to $1.01 per share in the prior quarter and $1.01 per share in 3Q 2023
- Regular dividend of $0.77 per share, representing a dividend yield of 11.3%(1)
- Net asset value of approximately $5.7 billion, or $27.27 per share at quarter-end, an increase of 0.3% compared to $27.19 per share at prior quarter-end
- Total return of 11.4% annualized inception to date and 2.9% for the quarter(2)

Portfolio and Investment Activity

- Weighted average yield on performing debt investments at fair value of 11.2% at quarter-end, compared to 11.6% as of prior quarter-end(3)
- New investment commitments in the quarter of $1.1 billion at par, $1.0 billion funded
- Proceeds from sales and repayments of $298 million in the quarter

Liquidity Update

- BXSL was upgraded to Baa2/stable from Moody's in September 2024
- $1.1 billion of liquidity in cash and undrawn debt (subject to borrowing base capacity)(4)
- 1.12x leverage at quarter-end and average leverage of 1.12x(5)
- 44% fixed rate, unsecured debt with a weighted average coupon of 2.88%(6)
- Total weighted average interest rate on drawn debt of 5.45%(7) in 3Q 2024 and a weighted average maturity on debt facilities of approximately 3.1 years

(1) 3Q'24 dividend yield is calculated as the 3Q'24 dividend ($0.77) annualized and divided by the ending NAV per share on September 30, 2024 ($27.27).
(2) Total return is calculated as the change in NAV per share during the period, plus dividends per share (assuming dividends and distributions are reinvested in accordance with the Company's dividend reinvestment plan), divided by the beginning NAV per share. Inception-to-date return is annualized.
(3) Computed as (a) the annual stated interest rate or yield plus the annual accretion of discounts or less the annual amortization of premiums, as applicable, on accruing debt included in such securities, divided by (b) total debt investments (at fair value) included in such securities. Actual yields earned over the life of each investment could differ materially from the yields presented.
(4) Available liquidity is comprised of cash and cash equivalents plus the amount available to borrow across all revolving credit facilities, net of limitations related to each respective credit facility's borrowing base. As of September 30, 2024, $0.9 billion of capacity is undrawn and $0.9 billion is available to borrow.
(5) Average debt to equity leverage ratio has been calculated using the average daily borrowings during the quarter divided by average net assets.
(6) Certain notes are classified for the purposes of this disclosure as floating rate as a result of the Company entering into interest rate swaps to effectively swap fixed notes payments for floating rate payments.
(7) Weighted average interest rate is calculated by annualizing interest expense (includes unused fees, the accretion of original issue discount, and the application of hedge accounting) divided by weighted average outstanding debt for the quarter. Total all-in cost of debt (includes unused fees, the accretion of original issue discount, the application of hedge accounting, and amortization of deferred financing costs on revolving credit facilities) was 5.54% during the quarter.

5

THIRD QUARTER 2024 SELECTED FINANCIAL HIGHLIGHTS ($ in millions, unless otherwise noted) 3Q'23 3Q'24 3Q'23 LTM 3Q'24 LTM Operating results Net investment income $ 161 $ 186 $ 625 $ 697 Net income 171 152 576 689 Net investment income per share 0.95 0.91 3.84 3.63 Net income per share 1.01 0.75 3.53 3.60 Regular dividends per share 0.77 0.77 2.77 3.08 (1) 14.4% 13.4% 14.9% 13.7% Annualized net investment income return (2) 3.8% 2.9% 14.5% 14.1% Total return based on NAV Portfolio activity New investment commitments, at par $ 65 6 $ 1 ,106 $ 1,086 $ 4,603 New investment fundings 390 956 784 3,440 Investments sold and repaid (205) (298) (998) (1,100) 9/30/2023 9/30/2024 Balance sheet Investments at fair value $ 9,500 $ 11,979 (3) Total debt outstanding, carrying value 4,962 6,389 Total debt outstanding, principal 4,990 6,403 Net asset value 4,603 5,701 Net asset value per share 26.54 2 7.27 (3) Ending debt-to-equity 1.08x 1.12x (3) 1.11x 1.12x Average debt-to-equity % First lien 98.4% 98.7% (4) 11.9% 11.2% Weighted average yield on performing debt and income producing investments, at fair value Number of portfolio companies 188 252 (1) Annualized net investment income return is calculated as the net investment income per share divided by NAV per share at the beginning of the period. (2) Total return is calculated as the change in NAV per share during the period, plus dividends per share (assuming dividends and distributions are reinvested in accordance with the Company’s dividend reinvestment plan), divided by the beginning NAV per share. (3) Total debt outstanding is shown net of unamortized debt issuance costs and adjusted for the impact of hedge accounting. Average and ending debt-to-equity is calculated using principal amounts outstanding. (4) Computed as (a) the annual stated interest rate or yield plus the annual accretion of discounts or less the annual amortization of premiums, as applicable, on accruing debt included in such securities, divided by (b) total debt 6 investments (at fair value) included in such securities. Actual yields earned over the life of each investment could differ materially from the yieldspresented.

PORTFOLIO CHARACTERISTICS

98.7%
of investments are first lien, senior secured debt[1]

98.8%
of investments are floating rate debt[1]

$12.0B
investments at fair value

46.5%
average loan-to-value (LTV)[2][3]

252
portfolio companies

0.2%
non-accrual debt investments[4]

Portfolio Predominantly First Lien Debt[1]


Second Lien Debt
0.3%
Unsecured Debt
0.1%
Equity
0.9%
First Lien Debt
98.7%

Portfolio Company Weighted Average Statistics[3]

($ in millions, unless otherwise noted)


$721
$773
$185
$194
46.9%
46.5%
3Q'23
3Q'24
3Q'23
3Q'24
3Q'23
3Q'24
Revenue(5)
LTM EBITDA(6)
Loan-to-Value(2)

(1) Based on the fair market value of the portfolio as of September 30, 2024. Debt investments, excluding non-accrual debt investments, are 99.8% floating rate and debt investments represent 99.1% of total investments based on the fair market value of the portfolio as of September 30, 2024.

(2) Average loan-to-value represents the net ratio of loan-to-value for each portfolio company, weighted based on the fair value of total applicable private debt investments. Loan-to-value is calculated as the current total net debt through each respective loan tranche divided by the estimated enterprise value of the portfolio company as of the most recently available information.

(3) Includes all private debt investments for which fair value is determined by the Board of Trustees in conjunction with a third-party valuation firm and excludes quoted assets. Amounts are weighted on fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements, have not been independently verified by BXSL, and may reflect a normalized or adjusted amount. Accordingly, BXSL makes no representation or warranty in respect of this information. Private debt investments represent approximately 98% of the total debt portfolio based on fair value.

(4) Based on non-accrual debt investments as a percentage of amortized cost of total investments. Based on the fair market value, investments on non-accrual represent 0.1% of total investments.

(5) Revenue data excludes private debt instruments where revenue data was not provided to BXSL.

(6) EBITDA is a non-GAAP financial measure. For a particular portfolio company, LTM EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization over the last twelve months ("LTM").

7

PORTFOLIO CONSTRUCTION § Broad industry representation with largest exposures in software, health care providers & services, professional services and commercial services & supplies § Diversified portfolio across issuers with no single issuer accounting for more than 3% of the portfolio (1)(2) (1)(3) Top Ten Portfolio Companies Top Ten Industries (as of September 30, 2024) (as of September 30, 2024) Medallia, 3% Software 18% Snoopy Bidco, 3% Identity Digital (fka Donuts), 3% Health Care Providers & Services 10% Guidehouse, 3% Cambium, 3% Professional Services 9% JSS, 2% Commercial Services & Supplies 8% Stamps.com, 2% Corfin, 2% Insurance 6% Bazaarvoice, 2% Health Care Technology 5% Edifecs, 2% Diversified Consumer Services 5% Aerospace & Defense 5% Remainder of Portfolio, 75% IT Services 4% (242 portfolio companies) Transportation Infrastructure 4% Note: Amount may not sum due to rounding. (1) Based on the fair market value of the portfolio. (2) 252 portfolio companies. 8 (3) 37 individual industries.

DIVIDEND COVERAGE HISTORY (1) § Regular dividend of $0.77 per share, representing an annualized dividend yield of 11.3% (2) § Our dividend is exceeded by net investment income, with a dividend coverage ratio of 118% (3) Historical Quarterly Dividends Per Share ($) $1.06 $0.96 $0.95 $0.93 $0.91 $0.90 $0.89 $0.87 $0.80 $0.67 $0.63 $0.62 $0.61 $0.20 $0.25 $0.20 $0.77 $0.77 $0.77 $0.77 $0.77 $0.70 $0.70 $0.60 $0.60 $0.53 $0.53 $0.53 $0.50 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 Regular Dividend Special Dividend Net Investment Income (1) 7.6% 8.1% 8.1% 8.2% 9.3% 9.3% 10.7% 10.6% 11.6% 11.6% 11.5% 11.3% 11.3% Regular Dividend Yield (2) Regular Dividend Coverage 126% 126% 115% 117% 133% 150% 133% 151% 123% 125% 113% 116% 118% (1) Dividend yield is calculated as the dividend recorded during a specific quarter annualized and divided by the ending NAV per share. 9 (2) Dividend coverage is calculated as net investment income per share during a specific quarter divided by regular dividend per share recorded during the same quarter. (3) Reflects historical dividends for last three years.

SUMMARY OF OPERATING RESULTS

($ in millions, except share and per share data)

	3Q'23	3Q'24	3Q'23 LTM	3Q'24 LTM
Investment Income				
Interest Income	$ 272	$ 321	$ 1,038	$ 1,196
Payment-in-kind interest income	11	21	42	80
Dividend income	0	0	4	0
Fee Income	1	1	7	2
Total investment income	$ 284	$ 343	$ 1,090	$ 1,278
Operating Expenses				
Interest expense	$ 65	$ 88	$ 261	$ 302
Management fees	24	30	98	109
Income based incentive fees	33	38	127	147
Capital gains incentive fees	1	(6)	(7)	(1)
Other operating expenses	5	3	16	12
Total expenses	$ 129	$ 153	$ 495	$ 570
Management fee waived	(6)	-	(24)	(2)
Incentive fee waived	(5)	-	(18)	(2)
Net expenses before excise tax	118	153	452	566
Excise tax expense	5	4	13	15
Total expenses after excise tax	123	157	465	581
Net investment income	$ 161	$ 186	$ 625	$ 697
Net Realized and Unrealized Gains (Losses)				
Net realized gain (loss)	(11)	(15)	5	1
Net change in unrealized appreciation (depreciation)	21	(19)	(53)	(9)
Net realized and unrealized gains (losses)	10	(34)	(49)	(8)
Net increase (decrease) in net assets resulting from operations	$ 171	$ 152	$ 576	$ 689
Per Share Data[1]				
Net investment income (basic and diluted)	$ 0.95	$ 0.91	$ 3.84	$ 3.63
Earnings (loss) per share (basic and diluted)	1.01	0.75	3.53	3.60
Dividends declared per share (regular)	0.77	0.77	2.77	3.08
Weighted average shares outstanding (basic and diluted)	169,843,500	203,419,337	N/A	N/A

(1) Per share data is calculated based on weighted average shares outstanding, unless otherwise noted. Dividends declared were derived by using the actual shares outstanding at the date of the relevant transactions.

10

SUMMARY STATEMENTS OF FINANCIAL CONDITION ($ in millions, except per share data) 9/30/2023 6/30/2024 9/30/2024 Assets Investments at fair value $ 9,500 $ 11,294 $ 11,979 Cash and cash equivalents 146 2 91 194 Interest receivable 81 114 111 Receivable from broker - 2 2 Deferred financing costs 15 13 16 Receivable for investments sold 61 5 3 55 Receivable for shares sold - 2 2 Derivative assets at fair value - 2 13 Total Assets $ 9,802 $ 11,770 $ 12,372 Liabilities & Net Assets Debt (net of unamortized debt issuance costs) $ 4,962 $ 6 ,084 $ 6,389 Payable for investments purchased 11 6 5 Due to affiliates 9 8 11 Management fees payable 18 28 30 Income based incentive fee payable 29 37 38 Capital gains incentive fee payable 1 6 0 Interest payable 27 44 24 Distribution payable 134 153 161 Accrued expenses and other liabilities 8 8 12 Total Liabilities $ 5,200 $ 6,376 $ 6,671 Total Net Assets $ 4,603 $ 5,395 $ 5 ,701 Total Liabilities and Net Assets $ 9,802 $ 11,770 $ 12,372 Net Asset Value per share $ 26.54 $ 27.19 $ 27.27 11

INVESTMENT ACTIVITY

- Net funded investment activity of $0.7 billion in the quarter:
  - New investment commitments of $1.1 billion at par and investment fundings of nearly $1.0 billion
  - Proceeds from sales and repayments of $298 million

Originations and Fundings

($ in millions)


$656
$390
$1,038
$874
$1,173
$719
$1,287
$891
$1,106
$956
3Q'23
4Q'23
1Q'24
2Q'24
3Q'24
Investment commitments
Investment fundings

Investment Activity Summary

($ in millions, unless otherwise noted)

		3Q'24
Investment commitments, at par	$	1,106
Investment fundings		956
Investments sold		(6)
Investments repaid		(292)
Net funded investment activity	$	658
Average new investment commitment	$	32
Number of new portfolio companies		26
Weighted average yield of new investments [1]		10.5%
Weighted average yield on investments fully sold or paid down [1]		11.0%

(1) Computed as (a) the annual stated interest rate or yield plus the annual accretion of discounts or less the annual amortization of premiums, as applicable, on accruing debt included in such securities, divided by (b) total debt investments (at fair value) included in such securities. Actual yields earned over the life of each investment could differ materially from the yields presented.

12

FUNDING PROFILE § Well-structured, diversified, efficient capital structure with significant available liquidity (1) § Well positioned for the current environment with 44% of fixed rate unsecured liabilities, at a weighted average coupon of 2.88% and only $1.5 billion of debt maturities within the next two years (2) § BXSL was upgraded to Baa2/stable from Moody’s in September 2024 (2) § BXSL also maintains investment grade corporate credit ratings of BBB-/stable from S&P and BBB/stable from Fitch Funding Profile 72% $194 Available Cash ($ in millions) of assets funded by unsecured debt Undrawn Borrowing Capacity (subject to $897 and equity (3) borrowing base availability) Unsecured Notes (1) $3,200 (2.88% weighted average coupon on fixed rate notes ; $1.1B November 2027 Notes swapped to SOFR + 1.38%) of available liquidity provides material Total Debt: (3) capacity $6,403 Asset Based Facilities $1,474 (SOFR + 1.50% - 2.525%) Secured Revolver $7.3B $1,729 (4) (SOFR + 1.525% - 1.775% (+ 10bps CSA) ) of total committed debt 5.45% (5) weighted average interest rate Equity $5,701 3.1 years weighted average maturity 1 (1) Certain notes are classified for the purposes of this disclosure as floating rate as a result of the Company entering into interest rate swaps to effectively swap fixed notes payments for floating rate payments. (2) As of September 30, 2024. BXSL has an investment grade credit rating of Baa2 / stable outlook from Moody’s, upgraded on September 23, 2024, an investment grade credit rating of BBB / stable outlook from Fitch, upgraded on March 26, 2024, and an investment grade credit rating of BBB- / stable from S&P, reiterated on June 18, 2024. The underlying loans in BXSL are not rated. Credit ratings are statements of opinions and are not statements of fact or recommendations to purchase, hold or sell securities. Blackstone provides compensation directly to Fitch, Moody’s and S&P for its evaluation of the Company. Credit ratings do not address the suitability of securities or the suitability of securities for investment purposes, and should not be relied on as investment advice. (3) Available liquidity is comprised of cash and cash equivalents plus the amount available to borrow across all revolving credit facilities, net of limitations related to each respective credit facility’s borrowing base. As of September 30, 2024, $0.9 billion of capacity is undrawn and $0.9 billion is available to borrow. (4) Interest rate is SOFR + 1.525% up to + 1.775% (+ 10bps CSA) depending on borrowing base availability at the time of borrowing. (5) Weighted average interest rate is calculated by annualizing interest expense (includes unused fees, the accretion of original issue discount, and the application of hedge accounting) divided by weighted average outstanding debt 13 for the quarter. Total all-in cost of debt (includes unused fees, the accretion of original issue discount, the application of hedge accounting, and amortization of deferred financing costs on revolving credit facilities) was 5.54% during the quarter.

Supplemental Details 14

THIRD QUARTER 2024 NET ASSET VALUE BRIDGE $0.91 $27.27 $0.11 $(0.77) $27.19 $(0.17) 6/30/24 NAV Net investment Regular dividend Net realized and unrealized Net increase from capital share 9/30/24 NAV (2) (1) (1) income declared gain (loss) transactions (1) The per share data was derived by using the weighted average shares outstanding during the period. (2) The per share data for dividends was derived by using the actual shares outstanding as of each respective record date. 15

SUMMARY OF OPERATING RESULTS – COMPARATIVE

($ in millions, except share and per share data)

	3Q'23	4Q'23	1Q'24	2Q'24	3Q'24
Investment Income					
Interest Income	$ 272	$ 288	$ 283	$ 303	$ 321
Payment-in-kind interest income	11	15	20	23	21
Dividend income	0	0	-	0	0
Fee Income	1	1	0	1	1
Total investment income	$ 284	$ 304	$ 304	$ 327	$ 343
Operating Expenses					
Interest expense	$ 65	$ 68	$ 67	$ 79	$ 88
Management fees	24	25	26	28	30
Income based incentive fees	33	36	36	37	38
Capital gains incentive fees	1	(1)	3	3	(6)
Other operating expenses	5	3	3	3	3
Total expenses	$ 129	$ 131	$ 135	$ 151	$ 153
Management fee waived	(6)	(2)	-	-	-
Incentive fee waived	(5)	(2)	-	-	-
Net expenses before excise tax	118	128	135	151	153
Excise tax expense	5	4	3	3	4
Total expenses after excise tax	123	132	138	154	157
Net investment income	$ 161	$ 172	$ 166	$ 173	$ 186
Net Realized and Unrealized Gains (Losses)					
Net realized gain (loss)	(11)	8	6	2	(15)
Net change in unrealized appreciation (depreciation)	21	(23)	12	21	(19)
Net realized and unrealized gains (losses)	10	(15)	18	23	(34)
Net increase (decrease) in net assets resulting from operations	$ 171	$ 157	$ 184	$ 196	$ 152
Per Share Data[(1)]					
Net investment income (basic and diluted)	$ 0.95	$ 0.96	$ 0.87	$ 0.89	$ 0.91
Earnings (loss) per share (basic and diluted)	1.01	0.88	0.96	1.01	0.75
Dividends declared per share (regular)	0.77	0.77	0.77	0.77	0.77
Weighted average shares outstanding (basic and diluted)	169,843,500	178,811,415	190,599,849	193,908,352	203,419,337

(1) Per share data is calculated based on weighted average shares outstanding, unless otherwise noted. Dividends declared were derived by using the actual shares outstanding at the date of the relevant transactions.

16

SELECTED FINANCIAL HIGHLIGHTS

($ in millions, except share and per share data)

	3Q'23	4Q'23	1Q'24	2Q'24	3Q'24
Operating results					
Net investment income	$ 161	$ 172	$ 166	$ 173	$ 186
Net income	171	157	184	196	152
Net investment income per share	0.95	0.96	0.87	0.89	0.91
Net income per share	1.01	0.88	0.96	1.01	0.75
Regular dividends per share	0.77	0.77	0.77	0.77	0.77
Annualized net investment income return[1]	14.4%	14.5%	13.1%	13.2%	13.4%
Quarterly total return based on NAV[2]	3.8%	3.3%	3.4%	3.9%	2.9%
Portfolio activity					
New investment commitments, at par	$ 656	$ 1,038	$ 1,173	$ 1,287	$ 1,106
New investment fundings	390	874	719	891	956
Investments sold and repaid	(205)	(526)	(187)	(89)	(298)

	9/30/23	12/31/23	3/31/24	6/30/24	9/30/24
Balance sheet					
Investments at fair value	$ 9,500	$ 9,868	$ 10,439	$ 11,294	$ 11,979
Total debt outstanding, carrying value[3]	4,962	4,912	5,274	6,084	6,389
Total debt outstanding, principal	4,990	4,938	5,298	6,112	6,403
Net asset value	4,603	4,952	5,156	5,395	5,701
Net asset value per share	26.54	26.66	26.87	27.19	27.27
Ending debt-to-equity[3]	1.08x	1.00x	1.03x	1.13x	1.12x
Average debt-to-equity[3]	1.11x	1.05x	0.98x	1.09x	1.12x
% First lien	98.4%	98.5%	98.5%	98.6%	98.7%
Weighted average yield on performing debt and income producing investments, at fair value[4]	11.9%	12.0%	11.8%	11.6%	11.2%
Number of portfolio companies	188	196	210	231	252

(1) Annualized net investment income return is calculated as the total quarterly net investment income per share (annualized) divided by NAV per share at the beginning of the quarter.
(2) Total return is calculated as the change in NAV per share during the period, plus dividends per share (assuming dividends and distributions are reinvested in accordance with the Company's dividend reinvestment plan), divided by the beginning NAV per share.
(3) Total debt outstanding is shown net of unamortized debt issuance costs and adjusted for the impact of hedge accounting. Average and ending debt-to-equity is calculated using principal amounts outstanding.
(4) Computed as (a) the annual stated interest rate or yield plus the annual accretion of discounts or less the annual amortization of premiums, as applicable, on accruing debt included in such securities, divided by (b) total debt investments (at cost or fair value, as applicable) included in such securities. Actual yields earned over the life of each investment could differ materially from the yields presented.

17

FUNDING SOURCES SUMMARY

- $1.1B of liquidity in cash and undrawn debt (subject to borrowing base availability) as of September 30, 2024[1]

($ in millions)

	Counterparty and Initial Date Entered	Interest Rate	Maturity Date	Principal Committed	Total Outstanding (Par)
Jackson Hole Funding	JPM – 11/16/18	SOFR + 2.525%[2]	5/17/2027	$500	$400
Breckenridge Funding	BNP – 12/21/18	SOFR + 1.700% - 2.300%[3]	12/21/2026	$1,025	$674
Big Sky Funding	BOA – 12/10/19	SOFR + 1.50% - 1.95%[4]	9/30/2027	$500	$400
Revolving Credit Facility[5] (Syndicated)	Citi – 6/15/20	SOFR + 10bps, CSA + 1.525% - 1.775%[6]	8/12/2029	$2,075	$1,729
2026 Notes	10/23/2020	3.625%	1/15/2026	$800	$800
New 2026 Notes	3/16/2021	2.750%	9/16/2026	$700	$700
2027 Notes	7/23/2021	2.125%	2/15/2027	$650	$650
2028 Notes	9/30/2021	2.850%	9/30/2028	$650	$650
November 2027 Notes	5/20/2024	5.875%[7]	11/15/2027	$400	$400
Total		5.45% [8]		$7,300	$6,403

(1) Available liquidity is comprised of cash and cash equivalents plus the amount available to borrow across all revolving credit facilities, net of limitations related to each respective credit facility's borrowing base. As of September 30, 2024, $0.9 billion of capacity is undrawn and $0.9 billion is available to borrow.

(2) Certain foreign currency advances incur an interest rate of the benchmark rate in effect for the applicable currency plus the applicable margin of 2.375% per annum. As of September 30, 2024, the Company had no borrowings denominated in currencies other than USD Dollar in the Jackson Hole Funding facility.

(3) Interest rate is SOFR + 1.70%, SOFR + 2.05% or SOFR + 2.30% per annum depending on the nature of the advances and underlying collateral.

(4) Interest rate is SOFR + 1.50% - 1.95% depending on the nature of the collateral securing the advances, subject to a floor of 1.80%

(5) Interest rate is SOFR + 1.525% up to + 1.775% (+ 10bps CSA) depending on borrowing base availability at the time of borrowing, except for commitments of certain lenders in the amount of $200 million mature on June 28, 2027 and incurs an interest rate of base rate + 1.75% up to + 1.875% (+ 10bps CSA).

(6) Certain foreign currency advances incur an interest rate of the benchmark rate in effect for the applicable currency plus the applicable margin of plus the applicable 1.525% up to + 1.775% (+ 10bps CSA). As of September 30, 2024, the Company had had non-USD borrowings denominated in the following currencies: Canadian Dollars 15.2 million, Euros 239.6 million, British Pounds 268.5 million, Australian Dollar 1.0 million.

(7) In connection with the November 2027 Notes, the Company entered into an interest rate swap to swap the fixed rate payment to a floating rate payment of SOFR + 1.3825%. The Company designated this interest rate swap and the November 2027 Notes in a qualifying hedge accounting relationship.

(8) Weighted average interest rate is calculated by annualizing interest expense (includes unused fees, the accretion of original issue discount, and the application of hedge accounting) divided by weighted average outstanding debt for the quarter. Total all-in cost of debt (includes unused fees, the accretion of original issue discount, the application of hedge accounting, and amortization of deferred financing costs on revolving credit facilities) was 5.54% during the quarter.

18

Important Disclosure Information 19

FORWARD LOOKING STATEMENTS Certain information contained in this communication constitutes “forward-looking statements.” These forward-looking statements can be identified by the use of forward-lookingterminology,suchas“outlook,”“indicator,”“believes,”“expects,”“potential,”“continues,”“may,” “can,”“could,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction,” “identified” or the negative versions of these words or other comparable words thereof. These may include BXSL’s financial estimates and their underlying assumptions, statements about plans, statements regarding pending transactions, objectives and expectations with respect to future operations, statements regarding future performance, statements regarding economic and market trends and statements regarding identified but not yet closed investments. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. BXSL believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its prospectus and annual report for the most recent fiscal year, and any such updated factors included in its periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or BXSL’s prospectus and other filings). Except as otherwise required by federal securities laws, BXSL undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. 20